Exhibit 5.1

March 18, 2010

AXIS Capital Holdings Limited

92 Pitts Bay Road

Pembroke, Bermuda HM 08

Ladies and Gentlemen:

We have acted as United States counsel to AXIS Capital Holdings Limited, a Bermuda company (the “Company”), and AXIS Specialty Finance LLC, a Delaware limited liability company ( “AXIS Finance”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, AXIS Finance and the Trusts (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) common shares of the Company, par value $0.0125 per share (the “Common Shares”); (ii) preference shares of the Company, par value $0.0125 per share (the “Preference Shares”); (iii) depositary shares of the Company (the “Depositary Shares”) representing fractional interests in Preference Shares or Common Shares and which may be represented by depositary receipts (the “Depositary Receipts”); (iv) debt securities of the Company, which may be either senior (“Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (v) warrants of the Company (the “Warrants”) to purchase, or representing the right to receive an amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company and/or one or more other issuers, one or more currencies or commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance and/or one or more indices or baskets of the foregoing (collectively, the “Underlying Measures”), all as shall be designated by the Company at the time of offering; (vi) debt securities of AXIS Specialty Finance LLC, a Delaware limited liability company (“AXIS Finance”) and a wholly-owned indirect subsidiary of the Company, which may either be senior (“AXIS Finance Senior Debt Securities”) or subordinated (“AXIS Finance Subordinated Debt Securities” and, together with the AXIS Finance Senior Debt Securities, the “AXIS Finance Debt Securities”); (vii) guarantees of the Company to be issued in connection with the AXIS Finance Senior Debt Securities (the “AXIS Finance Senior Debt Securities Guarantees”) and the AXIS Finance Subordinated Debt Securities (the “AXIS Finance Subordinated Debt Securities Guarantees” and, together with the AXIS Finance Senior Debt Securities Guarantees, the “AXIS Finance Debt Securities Guarantees”); (viii) preferred securities (the “Trust Preferred Securities”) of AXIS Capital Trust I, a Delaware statutory trust, AXIS Capital Trust II, a Delaware statutory trust, and AXIS Capital Trust III, a Delaware statutory trust (collectively, the “Trusts”); (ix) guarantees of the Company to be issued in connection with the Trust Preferred Securities (the “Trust Preferred Guarantees”); (x) contracts for the purchase and sale of the Underlying Measures, as shall be designated by the Company at the time of offering (the “Purchase Contracts”); (xi) purchase units of the Company (the “Purchase Units”), consisting of a Purchase Contract, Warrants and/or Debt Securities, Trust Preferred Securities or debt obligations of third parties, including U.S. treasury obligations, other purchase contracts or common shares, securing a holder’s obligation to purchase or to sell, as the case may be, any Underlying Measures under the Purchase Contract; and (xii) Common Shares, Preference Shares, Debt Securities and Depositary Shares that may be issued upon exercise of Debt Securities, Warrants or Purchase Contracts, whichever is applicable. The Common Shares, the Preference Shares, the Depositary Shares, the Debt Securities, the Warrants, the AXIS Finance Debt Securities, AXIS Finance Debt Securities Guarantees, the Trust Preferred Securities, the Trust Preferred Guarantees, the Purchase Contracts and the Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate offering price.

The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) among the Company, a bank or trust company named therein (each, a “Depositary”) and the holders from time to time of depositary receipts issued thereunder.

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) dated as of November 15, 2004 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Subordinated Trustee”). The Junior Subordinated Debt Securities will be issued under an Indenture (the “Junior Subordinated Indenture” and, together with the Subordinated Indenture, the “Subordinated Indentures”) to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Trustee”). The Senior Indenture and the Subordinated Indentures are hereinafter referred to collectively as the “Company Indentures.”

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”) to be entered into between the Company, one or more agents as shall be named therein (each, a “Warrant Agent”) and, if applicable, one or more trustees as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The AXIS Finance Senior Debt Securities and the AXIS Finance Senior Debt Guarantees will be issued under an Indenture (the “AXIS Finance Senior Indenture”) to be entered into among AXIS Finance, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AXIS Finance Senior Trustee”). The AXIS Finance Subordinated Debt Securities and the AXIS Finance Subordinated Debt Guarantees will be issued under an Indenture (the “AXIS Finance Subordinated Indenture”) to be entered into among AXIS Finance, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “AXIS Finance Subordinated Trustee”). The AXIS Finance Senior Indenture and the AXIS Finance Subordinated Indenture are hereinafter referred to collectively as the “AXIS Finance Indentures.”

The Trust Preferred Guarantees will be issued under one or more Indentures (each, a “Guarantee Agreement”) to be entered into between the Company and The Bank of New York, as trustee (the “Trust Preferred Guarantee Trustee”).

The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, the “Purchase Contract Agreement”) to be entered into between the Company and an agent or agents as shall be named therein (the “Purchase Contract Agent”).

We have examined the Registration Statement, the form of Deposit Agreement, the Senior Indenture, the forms of the Subordinated Indentures, the form of AXIS Finance Senior Indenture, the form of AXIS Finance Subordinated Indenture and the form of Guarantee Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such company and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (2) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (3) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (4) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Trustee; (5) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (6) at the time of execution, authentication, issuance and delivery of the AXIS Finance Senior Debt Securities and the issuance of the related AXIS Finance Senior Debt Securities Guarantees, the AXIS Finance Senior Indenture will be the valid and legally binding obligation of the AXIS Finance Senior Trustee; (3) at the time of execution, authentication, issuance and delivery of the AXIS Finance Subordinated Debt Securities and the issuance of the related AXIS Finance Subordinated Debt Securities Guarantees, the AXIS Finance Subordinated Indenture will be the valid and legally binding obligation of the AXIS Finance Subordinated Trustee; (6) at the time of execution, issuance and delivery of the Trust Preferred Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Trust Preferred Guarantee Trustee; (7) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (8) the Company is validly existing under the law of Bermuda.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, delivery and performance by the Company of such Deposit Agreement and Depositary Shares will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of such Deposit Agreement and Depositary Shares do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Senior Indenture and the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, delivery and performance by the Company of the Senior Indenture and the Senior Debt Securities do not and will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company the Senior Indenture and the Senior Debt Securities do not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Subordinated Indentures, the Subordinated Debt Securities and the Junior Subordinated Debt Securities, the Subordinated Indentures will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, delivery and performance by the Company of the Subordinated Indentures, the Subordinated Debt Securities and the Junior Subordinated Debt Securities will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of the Subordinated Indentures, the Subordinated Debt Securities and the Junior Subordinated Debt Securities do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, delivery and performance by the Company of such Warrant Agreement and Warrants will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of such Warrant Agreement and Warrants do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the AXIS Finance Senior Indenture, the AXIS Finance Senior Debt Securities and the AXIS Finance Senior Debt Guarantees, the AXIS Finance Senior Indenture will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda and by AXIS Finance, (2) the execution, delivery and performance by the Company of the AXIS Finance Senior Indenture and the AXIS Finance Senior Debt Securities Guarantees do not and will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of the AXIS Finance Senior Indenture and the AXIS Finance Senior Debt Securities Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the AXIS Finance Subordinated Indenture, the AXIS Finance Subordinated Debt Securities and the AXIS Finance Subordinated Debt Securities Guarantees, the AXIS Finance Subordinated Indenture will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda and by AXIS Finance, (2) the execution, delivery and performance by the Company of the AXIS Finance Subordinated Indenture and the AXIS Finance Subordinated Debt Securities Guarantees will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of the AXIS Finance Subordinated Indentures and the AXIS Finance Subordinated Debt Securities Guarantees do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of any Guarantee Agreement and Trust Preferred Guarantees, the related Guarantee Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, delivery and performance by the Company of the Guarantee Agreement and Trust Preferred Guarantees will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of the Guarantee Agreement and Trust Preferred Guarantees do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the law of Bermuda, (2) the execution, delivery and performance by the Company of the Purchase Contract Agreement and Purchase Contracts will not violate the law of Bermuda or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and (3) the execution, delivery and performance by the Company of the Purchase Contract Agreement and Purchase Contracts do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Depositary Receipts, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the related Common Shares or Preference Shares, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”), (b) the related Common Shares or Preference Shares have been duly validly issued and are fully paid and nonassessable and (c) the due execution, issuance and delivery, as applicable, of the Depositary Shares and of the Depositary Receipts against deposit of the Common Shares or Preferences Shares in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts will constitute valid evidence of interests in the related Common Shares or Preference Shares and will entitle the holders thereof to the rights specified in the Deposit Agreement.

2. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Company Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the AXIS Finance Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any AXIS Finance Debt Securities, the terms of the offering thereof and related matters by the board of directors of the managing member of AXIS Finance, a duly constituted and acting committee of such board of directors or duly authorized officers of AXIS Finance (such board of directors, committee or authorized officers being referred to herein as the “AXIS Finance Board”) and (b) the due execution, authentication, issuance and delivery of such AXIS Finance Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the AXIS Finance Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such AXIS Finance Debt Securities will constitute valid and legally binding obligations of AXIS Finance enforceable against AXIS Finance in accordance with their terms.

5. With respect to the AXIS Finance Debt Securities Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the AXIS Finance Debt Securities Guarantees and related matters by the Board, (b) the due execution, authentication, issuance and delivery of the AXIS Finance Debt Securities underlying such AXIS Finance Debt Securities Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable AXIS Finance Indenture and such agreement and (c) the due issuance of such AXIS Finance Debt Securities Guarantees, such AXIS Finance Debt Securities Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms

6. With respect to the Trust Preferred Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Trust Preferred Guarantees and related matters by the Board, (b) the due execution, issuance and delivery of the Trust Preferred Securities underlying such Trust Preferred Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement and such agreement and (c) the due issuance of such Trust Preferred Guarantees, such Trust Preferred Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the related Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Purchase Units, (2) the execution and delivery of the related Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Purchase Units and (3) the issuance and terms of each Security that is a component of the Purchase Units, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designations with respect to any Preference Shares that are a component of the Purchase Units and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of (1) the Purchase Units, (2) such Purchase Contracts and (3) each other Security that is a component of the Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and, in the case of such Purchase Contracts, in accordance with the provisions of the applicable Purchase Contract Agreement, such Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) to the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. In addition, we express no opinion as to the validity, legally binding effect or enforceability of provisions relating to (i) the waiver of rights and defenses; (ii) the separability or severability of provisions or (iii) choice of law or forum selection.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP